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                                                            Exhibit 5.1 and 23.1


                               September 15, 2003

Enesco Group, Inc.
225 Windsor Drive
Itasca, IL  60143

Re:  Registration Statement on Form S-8
     re: Enesco Group, Inc. Retirement Profit Sharing Plan for Union Employees


Ladies and Gentlemen:

I am Vice President, Secretary and General Counsel of Enesco Group, Inc., an Illinois corporation (the "Company"). This opinion letter has been prepared in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the "Commission") on or about September 15, 2003 (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), 25,000 shares (the "Shares") of common stock of the Company, par value $0.125 per share, reserved for issuance as Company "matching" contributions under the Enesco Group, Inc. Retirement Profit Sharing Plan for Union Employees (the "Plan").

         In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Articles of Incorporation and the By-laws of the Company, each as currently in effect, (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and certain other related matters, and (v) a certificate of the Secretary of State of Illinois dated September 9, 2003, certifying that the Company has legal existence and is in good standing in the State of Illinois; and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others regarding, among other things, the compliance with provisions of the Plan.

         I am admitted to the Bar of the State of Illinois and do not purport to be an expert on any law other than the substantive law of the State of Illinois.

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Page Two
Enesco Group, Inc.
September 15, 2003



         Based upon and subject to the foregoing, I am of the opinion that: (1) the Company is duly incorporated and validly existing under the laws of the State of Illinois; and (2) the Shares have been duly authorized for issuance and, when the Shares have been issued and delivered in accordance with the terms of the Plan as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         This opinion is being rendered to you as of today. The opinions expresses herein assume that there is no change in the facts, circumstances and law in effect on the date of this opinion, particularly, as they relate to corporate authority and the Company's good standing under Illinois law. I have assumed the Company will remain in good standing as an Illinois corporation at all times when shares of Common Stock are issued in accordance with the terms of the Plan. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to my attention with respect to the opinions expressed above, including any change in applicable law.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am an "expert: under Section 11 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ M. Frances Durden

                                                  M. Frances Durden
                                                  Vice President, Secretary and
                                                  General Counsel